Exhibit 99.5

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Stacy Feit
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(213) 486-6549

ASHFORD INC. ANNOUNCES COMBINATION WITH REMINGTON

Transaction Highlights:

•                  Transaction values Remington at an estimated EBITDA multiple of 9.4x

•                  916,500 shares of subsidiary nonvoting common stock issued at $100 per share, a premium of 54% to the current market price of Ashford common stock

•                  $230 million of subsidiary participating convertible preferred stock convertible at $120 per share, a premium of 85% to the current market price of Ashford common stock

•                  Large transformational acquisition with only $625,000 to be paid in cash each quarter for four years

•                  Enhances strong alignment of management with the interests of shareholders through issuance of non-voting common equity and convertible preferred equity in subsidiary

•                  Sellers’ and management voting interests in Ashford does not increase

•                  Transaction rapidly builds operating scale and increased earnings power

•                  Transaction is expected to be immediately accretive to normalized adjusted net income per share

•                  Clarification that incremental EBITDA to Ashford from Remington will not be included in the termination fee calculation under the advisory agreements with Ashford Trust and Ashford Prime

•                  Combination creates the only public, pure-play provider of asset and property management services to the lodging industry

DALLAS, September 18, 2015 — Ashford Inc. (NYSE MKT: AINC) (“Ashford” or the “Company”) today announced that it has entered into a definitive agreement for a business combination with Remington Holdings, LP (“Remington”).  The transaction is expected to be completed in the first quarter of 2016, and is subject to receiving an acceptable private letter ruling from the U.S. Internal Revenue Service (the “IRS”), the Company’s stockholders’ approval, receipt of certain tax opinions, satisfaction of other tax related conditions, and other customary closing conditions.

Remington is a premier hotel property and project management company with over 40 years of experience in the lodging industry, with a proven track record of outperforming other hotel property managers at its managed REITs.  It currently operates 93 hotels in 28 states with almost 18,000 hotel rooms and approximately 8,000 associates.  Current brand operations include: Marriott, Renaissance, Residence Inn, Courtyard, Fairfield Inn, SpringHill Suites, Sheraton, Westin, Crowne Plaza, Hilton, Embassy Suites, Hyatt, Hampton Inn, Hilton Garden Inn, and Homewood Suites.  In addition to branded hotels, Remington also operates several independent hotels and The Gallery™, Remington’s collection of independent luxury resort hotels.  During 2015, Remington has added a net of 14 hotels to its property management portfolio reflecting growth of approximately 18% over 2014.

“We are extremely pleased with this opportunity to combine Remington’s proven expertise in improving RevPAR penetration and bottom-line asset performance with Ashford’s capabilities in investing and asset managing lodging real estate,” said Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “This combination we believe will complement our asset management platform well and has great growth prospects.”

The transaction is being structured as a Section 351 tax-free exchange for federal income tax purposes.  Ashford is creating a new subsidiary structure that will acquire an 80% stake in Remington and all of Ashford’s existing business.  The Remington sellers will retain a 20% interest in Remington.  Approximately 3% of the consideration delivered to the Remington sellers, or $10 million, will be paid in cash in equal quarterly installments of $625,000.  Ashford’s new subsidiary will issue $230 million of participating convertible preferred securities with a dividend rate of 6.625% with a conversion premium 85% above yesterday's Ashford common stock price and 916,500 shares of its nonvoting common stock (assuming a $100 stock price 54% above yesterday's Ashford common stock price) to the Remington sellers.  Ashford will retain 100% of the subsidiary’s voting common stock.  The subsidiary preferred and common stock and the retained 20% interest in Remington will be subject to certain put, call and/or conversion rights. The subsidiary common stock is intended to be economically equivalent to Ashford’s common stock.  The transaction is expected to be immediately accretive to Ashford’s normalized adjusted net income per share.  Also, as part of the transaction, the Company and its managed REITs entered into letter agreements that stipulate that the incremental EBITDA to the Company from the combination with Remington will not be included in the termination fee calculation under the advisory agreements.

Mr. Bennett added, “Our initiatives with forming the Ashford group of companies the past few years have positioned us well for this opportunity.  With the rapid growth in operating scale and immediate incremental earnings this acquisition provides, this will be a transformational transaction for Ashford with little cash consideration.  The transaction is also being completed at an estimated forward EBITDA multiple similar to where recent comparable transactions have been completed.  We will continue to look for opportunities to install Remington as the property manager at the hotels owned by our managed REITs as Remington has a long, demonstrated track record of outperforming other property managers and driving revenue and EBITDA growth at the hotels it manages.  Through that growth, this strategic transaction should deliver substantial long-term value to our shareholders.”

Remington is currently owned by Monty J. Bennett and Archie Bennett, Jr., the Company’s CEO and his father.  The Company’s Board of Directors, therefore, formed a special committee of independent and disinterested directors to analyze and negotiate the transaction.  The transaction is subject to approval by Ashford stockholders, regulatory approvals, the issuance by the IRS of a private letter ruling relating to Remington’s qualification as an eligible independent contractor under IRC Sec. 856(d)(9)(A), receipt of certain tax opinions, satisfaction of other tax related conditions, and other  customary closing conditions.

Ashford’s special committee was advised by BMO Capital Markets Corp. as financial advisor, and Norton Rose Fulbright US LLP acted as its legal advisor.  Robert W. Baird & Co., Inc. acted as Remington’s financial advisor, and Baker Botts L.L.P. acted as Remington’s legal advisor.

Investor Conference Call

Ashford will conduct a conference call at 11:00 a.m. ET on Friday, September 18, 2015, to discuss the transaction.  The number to call for this teleconference is 719-325-2354.  A replay of the conference call will be available through Friday, September 25, 2015, by dialing 719-457-0820 and entering the confirmation number, 7966967.  The Company has also posted a presentation on its website that provides highlights of the transaction.  The presentation can be found by going to www.ashfordinc.com, clicking on “Investor,” and then selecting “Presentations.”

The live broadcast of Ashford’s call will be available online at the Company’s website, www.ashfordinc.com on Friday, September 18, 2015, beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call and continue for approximately one year.

Ashford is also filing a Form 8-K concerning this transaction including copies of the related definitive agreements.  Investors are urged to review that filing for additional details concerning the transaction.

Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction;  the failure to satisfy conditions to completion of the transaction, including receipt of regulatory approvals, stockholder approval and a private letter ruling from the IRS; changes in the business or operating prospects of Remington; adverse litigation or regulatory developments; our success in implementing our business development plans of integrating Ashford’s and Remington’s business and realizing the expected benefits of the transaction; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

In connection with the transaction, Ashford will file with the Securities and Exchange Commission a definitive proxy statement on Schedule 14A. Additionally, Ashford files annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF ASHFORD ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ASHFORD WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ASHFORD AND THE TRANSACTION. The definitive proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Ashford with the Securities and Exchange Commission, may be obtained free of charge at the Securities and Exchange Commission’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission at the Ashford’s website, www.ashfordinc.com, under the “Investors” link, or by requesting them in writing or by telephone from us at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, Attn: Investor Relations or (972) 490-9600.

Ashford and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Ashford’s stockholders with respect to the transaction. Information about Ashford’s directors and executive officers and their ownership of its common stock is set forth in the definitive proxy statement and the proxy statement for Ashford’s 2015 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 17, 2015. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials filed with Securities and Exchange Commission in connection with the transaction.

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